UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2008

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning December 11, 2008, while GeoEye, Inc. ("GeoEye") conducts a search for a new Chief Financial Officer, Steven R. Balthazor, GeoEye’s Vice President, Finance and Planning, will serve as principal financial officer.

Mr. Balthazor joined GeoEye in December 2006 as Senior Director of Finance and was promoted to Vice President, Finance and Planning in May 2008. Mr. Balthazor currently oversees GeoEye’s finance-related activities, including financial planning and analysis, forecasting and budgeting and merger and acquisition support.

Mr. Balthazor has more than 20 years of experience in all aspects of corporate finance, including, capital structure, strategic planning, merger and acquisition support, accounting, investor relations, treasury operations and risk management. Since 2000, Mr. Balthazor has been the Principal of J.Galt Financial (Boulder, Colorado), providing corporate financial consulting services to a variety of clients and industries. From 2004 to 2005, he was the Director of Finance, Mergers and Acquisitions for Health Inventures, LLC (Broomfield, Colorado). From 2002 to 2003, Mr. Balthazor consulted with various companies in his capacity as Principal of J. Galt Financial.

Mr. Balthazor received his Masters of Business Administration degree from the University of Colorado at Boulder and Bachelor of Business Administration degree in Accounting from the University of Wisconsin-Madison. He is a Certified Public Accountant and a Candidate for the Charter Financial Analyst (CFA) designations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

December 15, 2008	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel and Secretary